Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/ASR of our report dated November 13, 2012, relating to the consolidated financial statements of Raptor Pharmaceutical Corp., appearing in Raptor Pharmaceutical Corp.'s Annual Report on Form 10-KT/A for the transition period ended December 31, 2012. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.
San Francisco, California
March 2, 2015